UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Kona Grill, Inc.

(Name of Registrant as Specified In Its Charter)

Mill Road Capital, L.P.

Mill Road Capital GP LLC

Mill Road Capital Management LLC

Thomas E. Lynch

Scott P. Scharfman

Charles M. B. Goldman

Justin C. Jacobs

Craig S. Miller

Lawrence F. Harris

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 22, 2010, Mill Road Capital, L.P. issued a press release announcing that RiskMetrics Group, Inc. has recommended that stockholders of Kona Grill, Inc. support two of Mill Road Capital, L.P.’s nominees for election to the Board of Directors of Kona Grill, Inc. at its 2010 Annual Meeting of Stockholders and not vote for any of the three incumbents nominated by Kona Grill, Inc. The full text of such press release is provided below.

*        *        *

RiskMetrics Advises Kona Grill Stockholders to Vote FOR Mill Road Nominees in Proxy Contest

GREENWICH, Conn., April 22 /PRNewswire/ — Mill Road Capital, L.P. (“Mill Road”) today announced that RiskMetrics Group, Inc. (“RMG”), the leading independent proxy voting advisory service, has recommended that stockholders of Kona Grill, Inc. (“Kona”) (Nasdaq: KONA) vote Mill Road’s GOLD proxy card FOR two of Mill Road’s nominees for election to the Board of Directors of Kona at its 2010 Annual Meeting of Stockholders, to be held on April 28, 2010, and NOT VOTE FOR any of the three incumbents nominated by Kona. RMG has recommended that Kona stockholders vote FOR Mill Road nominees Mr. Larry Harris and Mr. Thomas Lynch.

As RMG stated in its analysis, “When analyzing proxy contests, RMG focuses on two central questions: (1) have the dissident’s demonstrated that change is warranted at the company, and if so, (2) will the dissidents be better able to effect such change versus the incumbent board?”

RMG further wrote that “The incumbent directors have been on the board between 3 and 7 years. Accordingly, we feel these members should share responsibility for the periods of underperformance during the past several years and believe change is warranted.”

Later in its analysis, RMG directly answers the two central questions: “In conclusion, the mixed financial and operational performance results and the lagging TSR [Total Shareholder Return] data establish the need for change. Further, we feel the dissident nominees have the relevant experience, knowledge and skills necessary to bring a fresh perspective to board discussions and effect positive change. As such, a vote in favor of Messrs. Lynch and Harris is warranted.”

Mill Road asks stockholders to complete and return the GOLD proxy card in support of all three of its nominees. If stockholders have any questions regarding their proxy or need assistance with voting their shares, please contact:

InvestorCom, Inc.

65 Locust Avenue, Third Floor

New Canaan, CT 06840

Stockholders Call Toll Free: (877) 972-0090

Banks and Brokers Call Collect: (203) 972-9300

Important Information:

Stockholders are advised to read the definitive proxy statement and GOLD proxy card mailed on April 16, 2010 related to the solicitation of proxies by Mill Road Capital, L.P., Mill Road Capital GP LLC, Mill Road Capital Management LLC, Thomas E. Lynch, Scott P. Scharfman, Charles M. B. Goldman, Justin C. Jacobs, Lawrence F. Harris and Craig S. Miller from the stockholders of Kona Grill, Inc. for use at the 2010 Annual Meeting of Stockholders of Kona Grill, Inc. because they contain important information. Such materials are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov and on our proxy solicitor’s website at www.icommaterials.com or by contacting our proxy solicitor, InvestorCom, Inc., by telephone.

CONTACT: InvestorCom, Inc., Stockholders Call Toll Free: +1-877-972-0090, Banks and Brokers Call Collect: +1-203) 972-9300